Filed by Cemtrex. Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Key Tronic Corporation
Registration No. 333-220329

Cemtrex Addresses Contentions in Key Tronic Corp.’s Last Release; Asks Shareholders to Consider the Facts

Farmingdale, NY – September 26, 2017 – Cemtrex Inc. (Nasdaq: CETX, CETXP, CETXW), a world leading industrial and manufacturing company, today responded to the September 15, 2017 press release from Key Tronic Corporation (Nasdaq: KTCC) regarding the detailed analysis of the exchange offer issued by Cemtrex on September 13, 2017. Cemtrex stands by the facts that it presented in its September 13 press release and provides further support in the statements below to refute the contentions made by Key Tronic.

“As Key Tronic’s management team has stated in its last release, Key Tronic looks at its business as ‘mature.’ Their belief that its business has a limited opportunity for growth is apparent when looking at its financial performance over the past year or even last few years. Cemtrex has a much different view of the market and the opportunity for Key Tronic’s business. We see a path to achieve higher margins and greater exposure in the global markets to higher value Electronic Manufacturing Services (EMS) for our customers as a combined business. We believe our proposal is compelling and we look forward to discussing it with the shareholders of both Key Tronic and Cemtrex,” stated Saagar Govil, Chairman and CEO of Cemtrex.

●	Cemtrex’s proposed exchange offer, as set forth in its registration statement on Form S-4 filed by Cemtrex on September 5, 2017 with the Securities and Exchange Commission, will be made once the filing is declared effective by the SEC.

●	Cemtrex’s management team has extensive experience and a historical record of improving the efficiency of acquired businesses. With Cemtrex’s management team at the helm, Key Tronic’s shareholders can expect:

o	Cross marketing opportunities through Cemtrex’s diverse customer base in high margin industries;

o	Cost savings by removing Key Tronic’s public company expenses and consolidating advisory costs; and

o	A renewed and invigorated approach to growing the business and maximizing shareholder value.

●	Cemtrex reminds KTCC shareholders that Key Tronic’s top five officers received approximately $3.4 million in compensation for 2016, approximately 12% of Key Tronic’s total operating expenses, including:

o	Key Tronic’s CEO received approximately $1.4 million in 2016, or 5% of Key Tronic’s total operating expenses; and

o	Key Tronic’s CFO and two Executive Vice Presidents received collectively approximately $1.6 million in 2016.

o	Meanwhile, the shareholders of Key Tronic received $6.5 million in Net Income in 2016.

●	Cemtrex would also like to remind KTCC shareholders that in the last 12 months, despite the generous compensation received by its officers, not one of these top paid executives has acquired Key Tronic shares in the open market, perhaps a strong indication of management’s view of Key Tronic as an unattractive investment at these price levels.

●	There is no ambiguity regarding the comparison ratios that Cemtrex has provided showing that Cemtrex’s management team has delivered stronger performance year after year. The figures were compiled from data provided by Capital IQ, a leading independent financial reporting service. Key Tronic management simply does not have any legitimate answer for the financial advantages presented by Cemtrex, except to create an irrelevant diversion.

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●	Cemtrex would like to reaffirm that Cemtrex’s financials are accurate and reliable. Despite what Key Tronic has alleged, Cemtrex’s independent auditor, Bharat Parikh & Associates, is a credible international accounting firm, recognized by the Public Company Accounting Oversight Board (PCAOB), which is the governing body to recognize the auditor’s qualifications.

●	In reference to Key Tronic’s debt, Cemtrex intends to renegotiate with Key Tronic’s existing banks and some new lenders at the appropriate time prior to closing and does not anticipate significant difficulties since it has already completed several acquisitions and has successfully negotiated with lenders before.

●	What is more alarming is the Key Tronic management’s concern about the debt. They stated: “The Issuer has not addressed how it would be able to pay off Key Tronic debt or address covenants contained in Key Tronic’s loan agreements if Issuer were to consolidate or merge with Key Tronic.” It is Cemtrex’s understanding that the current debt is not in default, and that the Key Tronic is within current ratios and covenants. Adding Cemtrex’s almost $14 million of cash and positive net income to the combined company should only put Key Tronic’s creditors and lenders at ease and on more solid footing.

●	While Key Tronic claims it never encountered Cemtrex in the EMS market space, Cemtrex considers this a benefit to the future of the combined company. Cemtrex suspects that the reason Key Tronic has never encountered Cemtrex is because Key Tronic is not competing in the growth markets in which Cemtrex is currently focused. Cemtrex has also previously expressed that they do not have a large U.S. presence in EMS, which is where Key Tronic is predominately located. Furthermore, Cemtrex is focused on higher-end clients in the EMS market space with customers needing more advanced electronics, as compared to Key Tronic’s low-margin customers. As a Cemtrex subsidiary, Key Tronic will have opportunities to manufacture for Cemtrex’s high-margin customers and similar target customers, thus improving its margins.

●	While Cemtrex’s EMS revenue is lower than Key Tronic’s, its management team is entrepreneurial spirited, growth oriented and has demonstrated its ability to build a large profitable company in a short period of time.

●	Cemtrex has made a legitimate offer based on the fundamentals of each company and has accurately highlighted the stagnant performance of Key Tronic in recent years. Under the leadership of Cemtrex, Key Tronic can be repositioned to deliver significantly greater results for its shareholders over the next several years. For this reason, the proposed combination of Key Tronic and Cemtrex would provide superior financial results to its shareholders as compared to Key Tronic continuing to operate independently.

About Cemtrex

Cemtrex, Inc. (NASDAQ:CETX) is an international diversified industrial and manufacturing company that provides a wide array of solutions to meet today’s technology challenges. Cemtrex provides manufacturing services of advanced custom engineered electronics design and manufacturing services, comprehensive industrial services, monitoring instruments for industrial processes and environmental compliance, and systems for controlling particulates, hazardous gases, emissions of Greenhouse gases, and other regulated pollutants. The Company is also in the process of developing its own proprietary IoT and wearable devices. For more information about Cemtrex, please visit www.cemtrex.com.

Forward-Looking Statements

This release contains forward-looking statements relating to Cemtrex’s exchange offer for all of the outstanding shares of Key Tronic common stock and Cemtrex’s expectations with regard to the proposed transaction. These forward-looking statements are based on Cemtrex’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Cemtrex’s control. Factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) the willingness of Key Tronic shareholders to tender their shares in the exchange offer and the number and timing of shares tendered; (ii) the satisfaction, or waiver by Cemtrex to the extent legally permissible, of all conditions to the exchange offer; (iii) Cemtrex’s and Key Tronic’s ability to receive any and all necessary approvals, including any necessary governmental or regulatory approvals; and (iv) other factors as described in filings with the Securities and Exchange Commission, including the factors to be discussed under the heading “Risk Factors” in Cemtrex’s prospectus included in its registration statement on Form S-4 as filed with the Securities and Exchange Commission on September 5, 2017.

For further information, please contact:

Investor Relations

Cemtrex, Inc.

Phone: (631) 756-9116

investors@cemtrex.com

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